Exhibit 99.2

FINAL TRANSCRIPT

MSCS—MSC Software Reports Preliminary Revenue Results for the Third Quarter

Event Date/Time: Oct. 13. 2006 / 11:30AM ET

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CORPORATE PARTICIPANTS

Joanne Keates

MSC Software—VP of IR

Bill Weyand

MSC Software—CEO, Chairman

John Laskey

MSC Software—CFO

CONFERENCE CALL PARTICIPANTS

Jon Maietta

Needham & Co.—Analyst

Sasa Zorovic

Oppenheimer—Analyst

Jay Vleeschhouwer

Merrill Lynch—Analyst

Mark Schappel

Hapoalim Securities—Analyst

Justin Cable

B. Riley—Analyst

Dennis Wassung

Canaccord Adams—Analyst

Amit Bhatiani

Duma Capital—Analyst

PRESENTATION

Operator

Good morning. My name is Angela and I will be your conference operator today. At this time, I would like to welcome everyone to the preliminary third-quarter results conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session. (OPERATOR INSTRUCTIONS). Ms. Keates, you may begin your conference.

Joanne Keates - MSC Software - VP of IR

Yes, good morning and thank you for joining us today to discuss MSC’s preliminary revenue results for Q3 2006. On the call today we have our CEO and Chairman, Bill Weyand, as well as John Laskey, our CFO, and John Mongelluzzo, our General Counsel. The purpose of this call is to review the recent press release regarding preliminary third-quarter results. After a discussion of the press release we will hold a Q&A session. We cannot answer questions about any third-quarter financial performance beyond the matters disclosed in the press release, nor can we answer questions about fourth-quarter or full-year performance at this time.

Before we begin the call, let me make our Safe Harbor statement. Statements made during this conference call that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results to differ materially from those implied by the forward-looking statements. Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievement.

Important factors that may cause actual results to differ from expectations include, but are not limited to, those discussed in risk factors on our 2005 Form 10-K filed with the SEC. We undertake no obligation to revise our update publicly any forward-looking statements for any reason. At this point I’d like to turn the call over to Bill.

Bill Weyand - MSC Software - CEO, Chairman

Thank you, Joanne. Good morning and thank you for participating in this call. As soon as we got a full picture of our revenue performance for the third quarter, we worked as quickly as we could to draft a press release and schedule this conference call. MSC is a work in progress and our goal is to deliver on the vision as well as execute consistently well. At this point I’d like to turn the call over to John Laskey to review the press release disclosures. John?

John Laskey - MSC Software - CFO

Thanks, Bill, and good morning as well. We expect, based on preliminary information, revenue to be in the range of $58 million to $60 million for the third quarter of 2006. This compares to adjusted revenue in the third quarter of 2005 of $65.9 million. The adjusted revenue excludes $2.6 million of PLM revenues, $1.5 million of the $2.6 million was software, and $1.1 million of the $2.6 million was services. And if you’ll recall, the PLM business was divested in March 2006, so there is no PLM revenue in the third quarter of 2006.

The adjusted revenue also excludes approximately $7 million in net restatement adjustments for software revenue. The restatement adjustments arise from software revenue that was recognized in the third quarter of 2005 but came from transactions that occurred prior to January of 2005.

If we adjust the third quarter of 2005 revenue to exclude PLM and the net restatement adjustments, the following are estimated for the third quarter of 2006 — a software license revenue decrease of approximately 15% compared to the same quarter in 2005; maintenance revenue essentially flat compared to the third quarter of 2005; and services revenue decreased approximately 28% compared the same quarter last year. And this decrease is consistent with the decline that we saw in the second quarter of 2006.

We expect revenue in this range may result in a small GAAP net loss for the third quarter. The revenue range and approximate growth rates are preliminary estimates and may change pending management’s and auditors’ completion of normal closing and review procedures. Likewise, to adjust the fourth quarter of 2005 revenue for PLM and the net restatement adjustments, we will provide the following information — PLM revenue reported in the fourth quarter of 2005 totaled $2.9 million; $1.7 million was software and $1.2 million was services. The net restatement adjustments for software revenue in the fourth quarter of 2005 was approximately $6 million in software revenue. I will now return the call back to Bill.

Bill Weyand - MSC Software - CEO, Chairman

Thank you, John. We believe that third-quarter financial results reflect the challenges associated with the transition to selling enterprise simulation solutions. These challenges include delayed purchase decisions on the part of our major customers and that is driven by a longer approval process within their organizations, particularly in light of our new product introductions in ‘06. These are also enterprise solutions that our customers didn’t budget for in their ‘06 budgets, so they have to secure their own special funding for them. And then overall lengthening of the sales cycle.

In addition, the transition to selling enterprise solutions makes the timing of the closing of these transactions harder to predict. There are a number of $1 million and close to $1 million transactions where our customers’ funding through their entire purchase process took longer. These deals represent a significant portion of the value of the delayed transactions where, for the most part, were in Europe and the Americas. One important point is we did not lose any major order to a competitor. The customer has either budget or a longer process in securing the funding for these transactions. Also revenue recognition of certain enterprise software revenue was deferred to future periods.

We are seeing very, very positive feedback from our customers around the world for MSC’s new enterprise simulation solutions. We have just completed a global series of VPD seminars taking place in the Americas, Asia-Pacific, and Europe and the response has been unanimous. We are building our pipeline and our pipeline is at the highest levels it’s been in the history the Company. We are seeing an increased activity particularly as a result of our new announced July strategic global alliance with IBM. In fact, we’ve already closed our first transaction with IBM in the beginning of Q4.

We are in the final stages of a number of other major customers with IBM and, if you recall, the business we are doing with IBM is for SimManager Enterprise and this product was introduced in July as well as our alliance partnership was established in July. So this is an entirely new product category for both our companies.

Many accomplishments in Q3 are something that the Company is proud of and we’ve accomplished an awful lot. We have announced four new products in ‘06, of which in Q3 we announced SimManager Enterprise and SimXpert. These are again changing product introductions that have caused our customers to rethink their CAE strategy and clearly much more in favor of the MSC strategic direction.

We spent most of the month of September in regions in Asia-Pacific and Europe with our VPD conferences. We had record attendance of in excess of 5,000 people throughout the world. And we also met with our top 30 customers around the world as well.

Let me summarize from where our strategic direction and our VPD strategy is and basically the response has been unanimous from all of our customers. We are seeing very positive feedback on our enterprise simulation solutions. What’s driving that is our customers want a common data model. They want to have simulation of base design. They want a multidisciplined solution, not just multi geometry. And they want to be able to have knowledge capture, knowledge reuse, and process management. And last but not least, virtually every customer has told us in regards to our strategy that MSC is setting the standard for the extended enterprise.

So in regard to our final comments before we open it up to questions, sustained improvements in our business execution will be realized. We are a work in progress. Given our financial performance in Q3, we will continue to evaluate our cost structure going forward. We are encouraged by the momentum that we are building in the pipeline. This team has been through this before in the PLM business and product data management business. ‘06 is clearly a transition year for MSC and ‘07 will be the success story for MSC.

Joanne Keates - MSC Software - VP of IR

Now we’re going to do something a little bit different this morning because we’ve received a number of questions from the field and they’re pretty consistent. So before we open this to formal Q&A, we are going to — I’m going to ask Bill a number of questions that I believe are sort of front of mind for most of our shareholders. So first of all, Bill, and most importantly, could you explain with tangible reference points why Q3 was a blip and not a fundamental shift in our business?

Bill Weyand - MSC Software - CEO, Chairman

Sure, I’d be happy to. Number one is no orders were lost. None of the major orders over literally $250,000 which we tracked, and none of the orders over $1 million were lost to a competitor. It was clearly driven by timing. That’s number one.

Number two, the pipeline of deals over $100,000 is the largest it’s been in the history of this company and it’s clearly being driven by our new product introductions that we’ve introduced this year in ‘06. These introductions are driving bigger orders and they’re also driving standardization decisions. Just as we announced in the end of Q2, BMWs standardizing an MD Nastran as well as the Boeing Company using MD Nastran as the foundation for aerodynamics.

We have several other announcements to make where major companies are standardizing on these new solutions. We have three major corporations that have standardize today MD Nastran as their foundation for simulation and expect three or more to make that same decision and purchase in Q4.

The new products just released in ‘06 besides MD Nastran, which is developing significant momentum — SimDesigner, SimManager, and SimXpert introduced in Q3 are clearly totally new applications, totally new foundations, and help our customers be able to implement an enterprise architecture for simulation. These products are gaining momentum clearly with IBM and clearly with our direct sales force and our key global customers.

I mentioned in regards to IBM we have won our first mutual order together. That’s less than 90 days after announcing the partnership. We have 15 major deals in the pipeline with IBM and we expect in Q4 we have a potential of an additional four to five orders in Q4 with IBM, of which three of those orders have been funded, so it’s completed in the contract issues.

So the moment that we’ve established in the new product introduction plus the sales force transition, these new products — again, our customers didn’t budget to buy them because they didn’t know about them, so that the timing of the funding, plus the number of approvals because they’re $1 million plus orders, is a longer process that frankly our sales force was less experienced at.

Joanne Keates - MSC Software - VP of IR

Great. Thanks, Bill. Could you characterize our end markets from some sort of a macroeconomic perspective and IP budgets in general?

Bill Weyand - MSC Software - CEO, Chairman

In regard to our three major industries, which you’re all very familiar with them, aerospace continues to remain very strong for us on a global basis and when we anticipate making more progress particularly with our enterprise solutions near term in the aerospace industry. In automotive industry, Europe and Asia continue to remain very strong for us. The Americas is improving and in fact in the Americas we’ve already exceeded the license revenue in the Americas through Q3 of all of last year. So we’re making more progress in the Americas and that business is continuing to improve.

Heavy machinery continues to be a solid market for us with rail, shipbuilding, and so on. Some of the newer industries we’re starting to get better traction in, particularly in high-tech, particularly in Asia-Pacific, but also the Americas. We will see some major orders in Q4 from whole new industries that you haven’t seen us as a household name in.

Last but not least is that you’re all aware that some of the major players in auto and aero have been having some challenges lately. One is Airbus and the second is Toyota. The exact problems that they are having is they’re losing data information between single point tools. In the case of Toyota, they announced that they were losing data between their dissimilar CAE tools. MD Nastran solves that problem.

In regards to Airbus, their challenge on the electronic side of the 380 is driven by having three different CAD solutions and losing information or not having an integration between those three CAD solutions. Again, our enterprise solutions that we’ve introduced solved that problem and that’s what we’re delivering to the market.

Joanne Keates - MSC Software - VP of IR

Okay. In the press release we reference to cost reductions and the fact that we continue to evaluate our cost structure. Could you give us a little color on that?

Bill Weyand - MSC Software - CEO, Chairman

Sure. What we had mentioned at the end of Q2 that we had downsized our service business, one, because of what they were doing; and two, the lack of profitability in that. And then on the call we said that we would be working on infrastructure in Q3. We downsized our headcount in the service business on the order of 40 people in Q3 to more match the costs and improve the contribution to our revenue stream going forward in service.

And so our service business going forward will be a smaller percentage of our revenue. Having said that, Q2 and Q3 are probably the average run rates. We continue to make progress on finalizing the real estate consolidation, deployment of Oracle worldwide, as well as the other infrastructure and G&A cost associations we have talked about in the past.

Joanne Keates - MSC Software - VP of IR

We’re getting a lot of questions about the stock buyback. What’s the Company and Board’s position on this subject right now?

Bill Weyand - MSC Software - CEO, Chairman

Personally I realize the importance of this to our shareholders. It was discussed at great length at our last Board meeting. No formal conclusion or decision was made at that time. Looking at the situation today, particularly at our stock price today, it is clearly a much higher priority and we will revisit the subject with the Board.

Joanne Keates - MSC Software - VP of IR

One last question before we go to formal Q&A. What’s the view on guidance right now?

Bill Weyand - MSC Software - CEO, Chairman

Well, we’ve been through a transition. It’s been kind of a bumpy road which we all are well aware of — most transitions are. We are considering giving guidance. We haven’t come to a firm conclusion on that, but we will be able to address that issue on the Q3 formal conference call.

Joanne Keates - MSC Software - VP of IR

All right. Angela, we’d like to turn the call over for Q&A at this point.

QUESTIONS AND ANSWERS

Operator

(OPERATOR INSTRUCTIONS). John [Maietta], Needham & Co.

Jon Maietta - Needham & Co. - Analyst

Bill, the question I had for you was you’ve been through turnaround situations before and in your experience with regard to sales execution issues, how long are those types of issues taking to correct themselves? I mean, clearly it doesn’t happen overnight, but based on your experience.

Bill Weyand - MSC Software - CEO, Chairman

I would say that we’re probably 75% through the transition on a global basis. The Americas is further along because we started sooner. Asia-Pacific is — basically has a whole new set of management this year and they’ve expanded their sales force in Japan for big E accounts in the auto and aero. That’s number one. Number two, you know we’re in the final stages of the transition. Whether it’s a quarter or two I think that we will clearly complete the transition and get consistent better execution as soon as next year.

Jon Maietta - Needham & Co. - Analyst

Okay, great. Thanks very much.

Operator

Sasa Zorovic, Oppenheimer.

Sasa Zorovic - Oppenheimer - Analyst

Could you please tell us a little bit more about the IBM deals? Could you tell us maybe roughly the size of this deal that closed or the ones that — the three that have been funded for, what type of size are you thinking about there?

Bill Weyand - MSC Software - CEO, Chairman

Sure. First of all, again, a little background. We announced this relationship in July at the beginning of our VPD conference; this is basically joint selling as well as joint packaging of solutions. The order that we have booked this quarter is an aerospace order and it includes our SimManager Enterprise and it includes the IBM BlueStack and IBM services. There are actually as I mentioned about probably three to four more orders we will book this quarter, three of which have been funded. These clearly are larger orders than our company has seen in the past. Depending on the scope of the SimManager, it’s anywhere from — I’ll just pick a range — $250,000 to $1 million in software.

Sasa Zorovic - Oppenheimer - Analyst

Okay, thank you. Now, could you also tell us a little bit more about the geography differences? You said that you had — that a couple of geographies did better than the other in particular — or rather that you saw delays in Europe and America more than in Asia. What would that be?

Bill Weyand - MSC Software - CEO, Chairman

This is Bill. The big delays were clearly Europe, which has been leading our growth for a long time and it was delayed primarily by funding. Secondly is the Americas a little bit, but they didn’t get obviously as high as they thought they were going to do in terms of funding. And in Asia-Pacific it was a little bit more on the channel side of our business — the older, mature side of the business.

Sasa Zorovic - Oppenheimer - Analyst

Now if you look at sort of this Mitsubishi who probably accounted for a larger number of deals like given the sizes maybe about a couple of dozen deals, would that be right to say that?

Bill Weyand - MSC Software - CEO, Chairman

We’ll give you excruciating detail on the formal Q3 call in terms of pipeline number deals, [SimX] orders, orders by geography, all of that. But we’d like to defer your question until that time.

Sasa Zorovic - Oppenheimer - Analyst

Thank you very much.

Operator

Jay Vleeschhouwer, Merrill Lynch.

Jay Vleeschhouwer - Merrill Lynch - Analyst

From the customer’s perspective, at least the larger ones, what is so materially different in terms of the technology or performance economics of so-called enterprise simulation that would have accounted for the delays here? I appreciate the comment about budgeting, but you’re not starting from scratch as a supplier to most if not all of these customers.

So what exactly is the technological or economic decision or difference here that so seems to matter to them in terms of their timing? And as was pointed out earlier, you and the team have gone through these kinds of transitions before, so is it possible that perhaps this could have been done in a more evolutionary manner rather than the kind of let’s say more dramatic way it’s been done thus far?

Bill Weyand - MSC Software - CEO, Chairman

Jay, that’s a very good question. Number one, the value proposition or the return on investment of our four new solutions that we’ve introduced this year — SimDesigner, MD Nastran, SimManager Enterprise and SimXpert — have a very, very return on investment. That’s the good news. In regard to SimDesigner and MD Nastran, that’s based — those are more traditional orders, but they tend to be much bigger orders because it’s upgrading from Nastran or Patran or Adams as we release MD Nastran and other products. And we’re getting very, very good traction on MD Nastran, which you’ll see in Q3 and Q4, the same as in SimDesigner.

The products of SimManager Enterprise, again, is a whole new solution and SimXpert that are requiring or causing our customers to rethink their entire CAE strategy as a company because, one, of the value of integrated simulation; and two, of improving the whole process of cycle time. So that it’s not only the engineering department, it’s the IT department, it’s the CIO. And last but not least, they’re making basically an architecture decision for their division or for their company. That’s the process that our sales force was less seasoned and less experienced in that took the sell cycles or the closing cycles to be longer.

Jay Vleeschhouwer - Merrill Lynch - Analyst

At a PLM conference just two weeks ago over in Dearborn there was a lot of discussion about simulation, that in fact was almost one of the highlights of the event. And some of your major customers did in fact highlight their need for simulation — GM and Bombardier and other aero and auto type customers. On the other hand, it didn’t sound like there’s a lot of increase necessarily in the number of users so much as in overall capacity via licenses and compute capacity. So to what extent does your strategy entail having to drive a number of new users at the existing major accounts versus just growth of license capacity and intensity of use?

Bill Weyand - MSC Software - CEO, Chairman

Well again, it’s by product, Jay, and MD Nastran is moving from single point simulation tools. It’s an upgrade for our installed base and it also replaces single point competitive tools. So again, that’s a product that delivers very high ROI and is basically a migration or upgrade. And three is when they upgrade we’re replacing our own install base plus we’re replacing competitors.

Again, moving to SimManager and SimXpert, there they provide the ability to take this last frontier of simulation tool silos and bring it into the enterprise architecture and be able to manage and control the data on a division and global basis as well as through the supply chain. That’s the process just like product data management versus PLM that took not a quarter or two but took some time for, one, to get significant traction within the companies; and two, for companies to realize the value and make standard decisions; and then three, place those orders.

That’s the kind of traction we’re getting with IBM and, again, our relationship today is solely associated with SimManager Enterprise. And from literally July 16th when we announced the partnership to book our first major order within 90 days and have four to five that are in the pipeline and funded to be closed this quarter, I think we’re getting very good traction on a product and an enterprise solution that was just announced in July.

Jay Vleeschhouwer - Merrill Lynch - Analyst

And finally, any update generally on the product portfolio reduction strategy you’ve undertaken since last year? Is there any reason to think that while the strategy makes perfectly good sense in terms of focusing the productline, it may, however, have had some effect on customer purchasing, that there may have been some customers who were looking at the reduction or consolidating or shooting of some products and that may have had some effect as well?

Bill Weyand - MSC Software - CEO, Chairman

I don’t think so. Having said that, some of our products are in the mature part of their cycle, meaning the standalone tools. And moving from line item products to bundled suites I think has basically had a minor impact on that business.

Jay Vleeschhouwer - Merrill Lynch - Analyst

Thank you, Bill.

Operator

Mark Schappel, Hapoalim Securities.

Mark Schappel - Hapoalim Securities - Analyst

Bill, could you just give us an update as to whether the Oracle implementation, the accounting system implementation had an impact on the quarter and whether you think it may have been a distraction to the Company?

Bill Weyand - MSC Software - CEO, Chairman

Good question. Let me actually have John Laskey answer that question, because he’s had to finance as well as in tandem with the Oracle deployment. John?

John Laskey - MSC Software - CFO

No, I don’t think Oracle’s — the implementation had any impact on what we’re talking about today. We did go live in Germany and the UK on the one Oracle system in September. We went live in Tokyo also a little bit later in September. But we were able to get all of the orders through the order management system, and so it wasn’t related to any of that work we’re doing.

Mark Schappel - Hapoalim Securities - Analyst

John, how much more do you have to role out on that system?

John Laskey - MSC Software - CFO

We need to do the countries in Asia-Pacific that are outside Japan, they’re scheduled for November. And we need to do — we’ve broken the balance of the countries in Europe between a Nordic region and a Southern Europe region. The Nordic region is scheduled to come up in November and the Southern Europe region right now we’re targeting to close the year on, so we’re pushing. We’ve got a lot to do, but we’ve got plans in place to get it done.

Mark Schappel - Hapoalim Securities - Analyst

Okay, thanks. That’s all for me.

Operator

Justin Cable, B. Riley.

Justin Cable - B. Riley - Analyst

Can you guys sort of quantify what you saw as the shortfall — obviously we all have our own estimates — but kind of what your internal expectations were for the quarter?

John Laskey - MSC Software - CFO

This is John. Let me try. If you go back and take a look at what we tried to provide in the release regarding the adjusted software revenue number, that number came out to be about $28 million for Q3 of ‘05. A number of the sell side models that are out there were trying to grow that software number about 15%. So if you did that, the punchline would be that our roughly $24 million in software that we’re talking about here for Q3 ‘06, at least based on a reference point with the sell side models, could’ve been about $8 million short if you’re looking at a 15% growth rate.

Justin Cable - B. Riley - Analyst

Okay, that’s helpful. And any of these deals that were delayed out of Q3, would you expect to close to any of these anytime soon, or —?

Bill Weyand - MSC Software - CEO, Chairman

We’ve actually already booked two of them this quarter.

Justin Cable - B. Riley - Analyst

Okay, good.

Bill Weyand - MSC Software - CEO, Chairman

Two over $0.5 million.

Justin Cable - B. Riley - Analyst

Good, okay. The opportunity that you’re seeing with IBM, how big are these deals? Are you seeing larger transaction opportunities or is it across the board?

Bill Weyand - MSC Software - CEO, Chairman

It’s definitely larger transaction opportunities. When you move into, again, enterprise software, they tend to be orders where they are implementing and these are phases or they start with a pilot and then go on to Phase II or III. In this case really they’re doing it in phases and we’re seeing orders that — the smallest order with IBM would be around $0.25 million as an example, and that’s a big change for this company, which is good news. And that could be several million dollars.

Justin Cable - B. Riley - Analyst

Right. As some of these customers start to standardize and I guess form these strategic partnerships with you, I guess you said that you expect three more companies to do so this quarter. What’s sort of the dollar amount that we should expect to see kind of upfront if a customer decides to become a strategic partner of MSC Software?

Bill Weyand - MSC Software - CEO, Chairman

Again, we mentioned that there were three additional ones that have been funded and we’re in final contract discussions as we speak. These are orders to us that are, again, much larger orders; they’re in the range of $500,000 to a $1 million in software each.

Justin Cable - B. Riley - Analyst

Okay. Are those some of the deals that were delayed out of Q3?

Bill Weyand - MSC Software - CEO, Chairman

Yes.

Justin Cable - B. Riley - Analyst

Okay. And as far as overall strength in the pipeline, are there any particular verticals or products or regions that are more dominant or would really drive that strength?

Bill Weyand - MSC Software - CEO, Chairman

Again, aerospace continues to be incredibly strong and one of the — clearly the leading industries investing in enterprise simulation. Auto continues to be good for us, particularly in Europe and Asia, and Americas is improving; heavy machinery as well. We are now tracking 10 industries and we’ve been sharing with you basically just the three primary industries and then other. We will seek some pretty good traction in some industries that you haven’t heard us talk about in Q4 including high-tech, including consumer products, and including even the medical field.

Justin Cable - B. Riley - Analyst

Right, okay. That’s helpful. Thanks.

Operator

Dennis Wassung, Canaccord Adams.

Dennis Wassung - Canaccord Adams - Analyst

A few quick questions. You’ve been talking or alluding to larger deal sizes here with a lot of the transitions you’ve been making. Can you quantify that at all? Where have your deal sizes landed historically and how are they coming in today and where would you expect them in the next few quarters?

Bill Weyand - MSC Software - CEO, Chairman

Sure. This is Bill. History wise, if you go back to like ‘04, the average order for this company was something in the range of $24,000 and we got many thousands of orders per quarter, but the Company was basically flat or declining in terms of business. The movement towards our new products is driving bigger orders, but it’s also driving a little bit longer sell cycle in terms of those new orders.

And when you introduce something new it takes a while for the value proposition to be fully understood for it to be realized to secure the funding and move ahead, but we should be evolving over the next several years to order sizes of what you get in product data management, which are you know orders on the low side of $250,000 to orders of many millions of dollars.

Dennis Wassung - Canaccord Adams - Analyst

Great, that’s helpful. Another question, you talked about Airbus and Toyota, some of the challenges they’ve been talking about here. I’m just curious; these are two public instances where these types of issues are coming up. I’m wondering if you’re seeing that a lot more broad-based across your customer base and are these some of the drivers that you’re seeing for your enterprise solutions at this point.

Bill Weyand - MSC Software - CEO, Chairman

You are 100% correct. These are the drivers for our solutions and clearly pointing out the need to have integrated simulation between the individual solvers, linear and nonlinear, explicit, etc.; and then two, the need to have a system and an architecture to manage the process, the knowledge, and reuse some templates; and three, being able to move it from engineer to engineer, from division to division and through the supply chain and not drop any information or data in the process.

It is basically being realized by most of our customers around the world that this is their inhibitor to faster and better products to market and this is the enabler for them to solve that.

Dennis Wassung - Canaccord Adams - Analyst

Great. And last question for me, you’re talking about the largest pipeline in the Company’s history at this point, and I’m just curious about the specific drivers there, if you can quantify them, or maybe just a little more color. You’ve talked about some of the new products you’ve launched, the IBM relationship. Obviously these larger deal sizes are part of that. Any other thoughts there you can talk about that really drives or that is driving this— such an increase in the pipeline?

Bill Weyand - MSC Software - CEO, Chairman

Sure. What’s driving the increase in the pipeline is the shifting from selling a software tool or a seat of software or several seats to a company to do, again, linear or nonlinear, explicit or whatever, to integrated solutions that is an upgrade for our customers, which is the good news, but these are orders where they may upgrade a facility or a division or a whole company. So these MD Nastran orders that we’re getting are — on the low side they’re like $0.5 million. And on the high side they could be several million as our customers move from Nastran to MD Nastran.

So they’re much bigger orders because the value proposition is there. It’s integrated. The return is significant because it reduces simulation process time in excess of 50%. And it’s also in many cases a standardization decision. One of the two orders that we’ve already booked this quarter, one is for SimManager Enterprise, again with IBM, and the other is an automotive company that in one geography standardized on MD Nastran.

Dennis Wassung - Canaccord Adams - Analyst

Great, that’s helpful. Thank you.

Operator

[Amit Bhatiani], Duma Capital.

Amit Bhatiani - Duma Capital - Analyst

Bill, three kind of questions for you, and some of this you’ve kind of alluded to, but I’m looking for sort of three specific numbers. Where was the sales cycle when you joined this company? How long did it take to close a deal? Where is it now? What was the average selling price? And you kind of already mentioned that a little bit. And kind of — your sales force, is it ready for this sort of more consultative, longer sale? Do you have sales guys in place or are you still — are we still going to see some sort of fits and starts? Because it might take a different kind of sales guy to sell this thing than it took — the order taker before just kind of went in there and said, “you know what, you want another seat, here’s another invoice”. Shed some light on that.

Bill Weyand - MSC Software - CEO, Chairman

Sure, you’re absolutely correct in your questions. As the average sell cycle in the past was literally three to six months, and now it’s literally nine to 12 months. So again, before you were selling to an engineer or an engineering department and now you’re selling to engineering and IT and it’s bigger dollars and more approvals, so that’s number one.

Number two is that we started evolving our sales force the second half of last year with hiring of a new Senior VP of the Americas, which was our weakest organization. But we also put in place which short-term wise is expensive — we put in an overlay organization that is skilled and experienced in selling enterprise solutions.

And then thirdly is we also hired a VP of Sales Training last year and we’ve been intensely training our people and some will make the journey and some won’t make the journey. And the tool salespeople that don’t make the journey to sell enterprise but are still good at our traditional business, they’ll be fine and we’ll be fine. But we will continue to evolve the sales force over time to the new business direction that we’re going to.

We have made all those changes in Asia-Pacific in terms of the management team and for the different country managers. We’ve made those changes in terms of the management of the Americas. And we’ve made basically two-thirds of the changes in Europe, although Europe is our most seasoned organization and getting the best fraction, this is still an evolution that they’re going to go through as well.

Amit Bhatiani - Duma Capital - Analyst

And as far as — you can answer this question any way you want. As far as keeping the Company independent, you’re moving the Company to a much higher sales price. You feel like you’re better off as part of a bigger organization — this is the organization you want to be in? I mean, you’ve obviously built and sold a company before. Where do you see this thing going?

Bill Weyand - MSC Software - CEO, Chairman

Also a good question. Obviously we’re focused on improving our traditional business execution in every aspect of the Company. Having said that, obviously we’re not particularly pleased nor should we be with Q3. Q3 is clearly in my view and in the management’s view, and we’ve been through it internally before this call, Q3 is clearly a blip and not a fundamental shift.

Our relationship with IBM clearly is adding great credibility and jump starting us into the IT CIO side of these companies. Having a preconfigured solution allows our customers to buy a BlueStack and our software and use IBM services. IBM is clearly the global leader in IT, clearly the global leader in PLM, and it’s a very good alliance and it’s a very good partnership. And I think will help drive us as an independent company.

Amit Bhatiani - Duma Capital - Analyst

And if you believe that, this stock is cheap so I expect you’ll be buying some of it back.

Bill Weyand - MSC Software - CEO, Chairman

We are seriously considering that, yes.

Amit Bhatiani - Duma Capital - Analyst

Thanks.

Operator

There are no further questions. Mr. Weyand, do you have any closing remarks?

Bill Weyand - MSC Software - CEO, Chairman

Thank you. Well again, MSC’s strategy is very solid. Our product introductions that we’ve introduced in ‘06 are game changing. The IBM/MSC alliance is getting very good traction with multiple wins in less than 90 days. And we are in the final stages of transition to execute consistently well to the market’s potential and clearly for ‘07. Thank you.

Operator

Ladies and gentlemen, this concludes today’s conference call. You may now disconnect.

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